     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 5, 1998
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM 10
                             ---------------------
                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                          INSIGNIA/ESG HOLDINGS, INC.
                (TO BE RENAMED "INSIGNIA FINANCIAL GROUP, INC.")
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                      56-2084290
       (State or other jurisdiction of                (I.R.S. Employer Identification
        incorporation or organization)                            Number)

                   200 PARK AVENUE, NEW YORK, NEW YORK 10166
              (Address of Principal Executive Offices) (Zip Code)

                                 (212) 984-8000
              (Registrant's telephone number, including area code)

       Securities to be registered pursuant to Section 12(b) of the Act:

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
             TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
             TO BE SO REGISTERED                      EACH CLASS IS TO BE REGISTERED
             -------------------                      ------------------------------
   COMMON STOCK, PAR VALUE $.01 PER SHARE              NEW YORK STOCK EXCHANGE, INC.

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of class)

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

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            INSIGNIA/ESG HOLDINGS, INC.

                                            By: /s/ RONALD URETTA
                                              ----------------------------------
                                              Ronald Uretta
                                              Chief Operating Officer

Date: August 4, 1998

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                                   DESCRIPTION
        -------                                   -----------
          2.1             Amended and Restated Agreement and Plan of Merger by and
                          among Apartment Investment and Management Company, AIMCO
                          Properties, L.P., Insignia Financial Group, Inc. and
                          Insignia/ESG Holdings, Inc., dated as of May 26, 1998
                          (incorporated by reference to Exhibit 2.1 to the
                          registration statement on Form S-4 (the "Form S-4") filed by
                          Apartment Investment and Management Company on August 4,
                          1998)
          2.2             Form of Agreement and Plan of Distribution by and between
                          Insignia Financial Group, Inc. and Insignia/ESG Holdings,
                          Inc. dated as of             , 1998 (incorporated by
                          reference to Appendix A to the Information Statement
                          included in this registration statement on Form 10 filed by
                          Insignia/ESG Holdings, Inc. on August 4 , 1998 (the "Form
                          10"))
          3.1             Certificate of Incorporation of Insignia/ESG Holdings, Inc.
          3.2             By-laws of Insignia/ESG Holdings, Inc.
         10.1             Asset and Stock Purchase Agreement, dated as of June 17,
                          1996, among Insignia Financial Group, Inc., Insignia Buyer
                          Corporation, Edward S. Gordon Company Incorporated, Edward
                          S. Gordon Company of New Jersey, Inc. and Edward S. Gordon
                          (incorporated herein by reference to Exhibit 10.15 of Form
                          10-K of Insignia Financial Group, Inc., dated March 24,
                          1998)
         10.2             Stock Purchase Agreement, dated March 19, 1997, by and among
                          Insignia Commercial Group, Inc., Insignia Financial Group,
                          Inc., Kirkland B. Armour, Scott J. Brandwein, Harvey B.
                          Camins, James L. Deiter, Lyan Homewood Fender, Ronald T.
                          Frain, Jay Hinshaw, Thomas E. Moxley, Robert B. Rosen, James
                          H. Swartchild, Jr., David Tropp, Gregg F. Witt, Frain,
                          Camins & Swartchild Incorporated, FC&S Management Company
                          and Construction Interiors, Incorporated (incorporated
                          herein by reference to Exhibit 10.22 to Form 10-K of
                          Insignia Financial Group, Inc. filed March 24, 1998)
         10.3             Stock Purchase Agreement, dated as of September 18, 1997, by and among Insignia Financial Group, Inc., Insignia RO, Inc.,
                          Joseph T. Aveni, Vincent T. Aveni, James C. Miller, Richard
                          A. Golbach, Joseph T. Aveni as Trustee of the Joseph T.
                          Aveni Declaration of Trust dated April 25, 1988, as amended on August 10, 1995, Vincent T. Aveni as Trustee of the
                          Vincent T. Aveni Declaration of Trust dated February 11,
                          1988, as restated on September 14, 1995, Joseph T. Aveni as
                          Trustee of the Vincent T. Aveni Declaration Trust, dated
                          July 13, 1994 and Vincent T. Aveni as Trustee of the Joseph
                          T. Aveni Declaration Trust, dated July 13, 1994
                          (incorporated herein by reference to Exhibit 10.27 to Form
                          10-K of Insignia Financial Group, Inc. filed March 24, 1998)
         10.4             Deed of Warranty & Indemnity by and among Insignia Financial
                          Group, Inc. and each of the Shareholders of Richard Ellis
                          Group Limited dated February 25, 1998
         10.5             Amended and Restated Indemnification Agreement by and
                          between AIMCO and Insignia/ESG Holdings, Inc. dated as of
                          May 26, 1998 (incorporated by reference to Exhibit 2.2 to
                          the Form S-4)
         10.6             Form of Second Amended and Restated Employment Agreement,
                          dated as of July 31, 1998, by and between Insignia/ESG
                          Holdings, Inc., Insignia/ESG, Inc. and Stephen B. Siegel
         10.7             Form of Employment Agreement by and between Insignia/ESG
                          Holdings, Inc. and Ronald Uretta, dated as of August 3, 1998

        EXHIBIT
         NUMBER                                   DESCRIPTION
        -------                                   -----------
         10.8             Employment Agreement, dated as of June 17, 1996, by and
                          among Insignia Financial Group, Inc., Insignia Buyer
                          Corporation and Edward S. Gordon (incorporated by reference to Exhibit 10.16 to Form 10-K of Insignia Financial Group,
                          Inc. dated March 24, 1998)
         10.9             Amendment No. 1 to Employment Agreement, dated April 1,
                          1997, by and among Insignia Financial Group, Inc.,
                          Insignia/Edward S. Gordon Co., Inc. and Edward S. Gordon
                          (incorporated by reference to Exhibit 10.24 to Form 10-K of
                          Insignia Financial Group, Inc. dated March 24, 1998)
         10.10            Assignment, Assumption, Consent and Release Agreement by and
                          among Insignia Financial Group, Inc., Insignia/ESG Holdings,
                          Inc. and Edward S. Gordon, dated as of July 1, 1998 (Exhibit
                          A thereto is omitted because it is the same document as
                          Exhibit 10.7 to this Form 10)
         10.11            Form of Employment Agreement by and between Insignia/ESG
                          Holdings, Inc. and Andrew L. Farkas dated as of August 3,
                          1998
         10.12            Form of Employment Agreement by and between Insignia/ESG
                          Holdings, Inc. and Frank M. Garrison, dated as of August 3,
                          1998.
         10.13            Form of Employment Agreement by and between Insignia/ESG
                          Holdings, Inc. and James A. Aston, dated as of August 3,
                          1998.
         10.14            Insignia/ESG Holdings, Inc. 1998 Stock Incentive Plan
         10.15            Insignia/ESG Holdings, Inc. 1998 Supplemental Stock Purchase
                          and Loan Program Under the Insignia/ESG Holdings, Inc. 1998
                          Stock Incentive Plan
         10.16            Insignia/ESG Holdings, Inc. Executive Performance Incentive
                          Plan
         10.17            Insignia/ESG Holdings, Inc. 1998 Employee Stock Purchase
                          Plan
         10.18            Form of Indemnification Agreement to be entered into
                          separately by and between Insignia/ESG Holdings, Inc. and
                          each of the directors and executive officers listed on the schedule annexed thereto
         10.19            Technical Services Agreement, dated as of June 29, 1998, by and among Insignia Financial Group, Inc., Insignia/ESG
                          Holdings, Inc. and Apartment Investment and Management
                          Company
         10.20            Amendment No. 1 to Technical Services Agreement, dated as of
                          July 28, 1998, 1998, by and among Insignia Financial Group,
                          Inc., Insignia/ESG Holdings, Inc. and Apartment Investment
                          and Management Company
         21.1             Subsidiaries of Insignia/ESG Holdings, Inc.
         27.1             Financial Data Schedule for the year ended December 31, 1997 and for the three months ended March 31, 1998 (for SEC use only)
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